UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2016
Conn’s, Inc.
(Exact name of registrant as specified in its charter)

1-34956
(Commission File Number)

Delaware	06-1672840
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
4055 Technology Forest Blvd., Suite 210
The Woodlands, Texas 77381
(Address of principal executive offices) (Zip Code)

(936) 230-5899
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Directors

On March 24, 2016, Conn’s, Inc. (the “Company”) announced the appointment of Mr. Oded Shein and Mr. James H. Haworth to its Board of Directors (the “Board”), effective as of March 22, 2016. Mr. Shein has been named to serve on the Board’s Audit Committee and its Credit Risk and Compliance Committee, and Mr. Haworth has been named to serve on the Board’s Compensation Committee and Nominating and Corporate Governance Committee. Both Mr. Shein and Mr. Haworth are expected to stand for re-election at the annual stockholder meeting in May 2016.

The Board determined that Messrs. Shein and Haworth both qualify as independent directors under the rules of The NASDAQ Stock Market. There are no related party transactions between the Company and Mr. Shein or Mr. Haworth that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements, agreements, or understandings between the Company and Mr. Shein or Mr. Haworth pursuant to which either of them was selected as a director.

Mr. Shein, 54, has served as Executive Vice President, Chief Financial Officer of Stage Stores since January 2011. From July 2004 until January 2011, Mr. Shein served in various financial positions at Belk, Inc., including as its Vice President, Finance and Treasurer. Prior to joining Belk, Inc., Mr. Shein served as the Vice President, Treasurer of Charming Shoppes, Inc.

Mr. Haworth, 54, has served as Chairman of Professional Bull Riders Inc. since 2012. He also served as its Chief Executive Officer from 2011-2015. From 2010 through 2011 he served as Executive Vice President and President, Retail Services for Sears Holding Corporation. Prior to that, he served as Chairman, President and Chief Executive Office for Chia Tai Enterprises International Limited & CP Lotus, an investment holding company principally engaged in the operation of shopping centers in China, from 2005 to December 2010. Mr. Haworth also spent more than 20 years at Wal-Mart Stores in increasing roles of responsibility, including Chief Operating Officer.

Each of Mr. Shein and Mr. Haworth will be compensated for service on the Board under the Company’s standard arrangement for non-employee directors, each prorated from the date of appointment, as described in its proxy statement for the 2015 annual meeting of stockholders.

The Company also entered into the Company’s standard form of Indemnification Agreement with each of Mr. Shein and Mr. Haworth.

Item 7.01 Regulation FD Disclosure.

On March 24, 2016, the Company issued a press release announcing the appointment of Messrs. Shein and Haworth to the Board. A copy of the press release is attached herewith as Exhibit 99.1.

None of the information contained in Item 7.01 or Exhibit 99.1 of this Form 8-K shall be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and none of it shall be incorporated by reference in any filing under the Securities Act of 1933, as amended. Furthermore, this report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1*	Press Release dated March 24, 2016.

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.
Date:	March 25, 2016	By:	/s/ Thomas R. Moran
		Name:	Thomas R. Moran
		Title:	Executive Vice President and Chief Financial Officer